UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2005

DATREK MILLER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive
Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 18, 2004, Datrek International Inc. (the “Company”), and Stanford International Bank Ltd. (“Stanford”) entered into a Securities Purchase Agreement in which Stanford agreed to make an aggregate investment of $2,000,000, subject to the conditions of that agreement (the “Investment”). The Investment is in the form of an 8% Subordinated Convertible Debenture issued by the Company in favor of Stanford (the “Debenture”). The Debenture was issued subject to the terms and conditions set forth in the Securities Purchase Agreement and pursuant to Section 4(2) of the Securities Act of 1933.

Under the terms of the Securities Purchase Agreement, the Company has agreed to authorize a series of preferred stock and exchange the Debenture for the preferred stock. The preferred stock will be convertible on a one-for-one basis into shares of common stock and shall have a liquidation preference of $2.00 per share. In addition, holders of the preferred stock will be entitled to vote with the holders of the common stock on all matters. Upon the creation of the preferred stock, Stanford has agreed to exchange the Debenture into shares of preferred stock.

The principal amount of the Debenture, to the extent not converted earlier, is due on July 18, 2010. Interest payments under the Debenture are due on a quarterly basis beginning October 18, 2005. The Debenture is convertible into shares of common stock of the Company at a conversion price of $2.00 per share. The conversion price is subject to adjustment in the event of stock splits, stock dividends, distributions of property to the Company’s shareholders or similar event.

In connection with the transactions described in this Report, the Company issued to Stanford five-year warrants exercisable at par value to purchase 600,000 shares of its common stock, 300,000 of which were subsequently assigned to Osvaldo Pi, Daniel Bogar, William Fusselmann and Ronald M. Stein.

Pursuant to a Registration Rights Agreement, the Company has agreed to file a registration statement with the SEC within 180 days of July 18, 2005 and use its best efforts to register the shares of common stock underlying the preferred stock and the Warrants.

The summary of the Securities Purchase Agreement, Debenture, Warrants (and related assignment of Warrants) and Registration Rights Agreement in this Report are qualified by reference to the complete text of the agreements and instruments, which are filed in their entirety as exhibits to this Current Report.

On July 20, 2005, the Company issued a press release describing the closing of the Investment transaction. The press release is included as Exhibit 99.1 to this Current Report.

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Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

The following exhibits are being filed herewith:

4.1	8% Subordinated Convertible Debenture, dated July 18, 2005, issued by the Company in the name of Stanford.

4.2	Warrants, dated July 18, 2005, to purchase 600,000 shares of common stock of the Company issued in the name of Stanford.

10.1	Securities Purchase Agreement, dated as of July 18, 2005, between the Company and Stanford.

10.2	Registration Rights Agreement, dated as of July 18, 2005, between the Company and Stanford.

10.3	Warrant Assignment Agreement, dated as of July 18, 2005, among Stanford, Daniel T. Bogar, Ronald M. Stein, William M. Fusselmann and Osvaldo Pi.

99.1	Press Release of the Company issued July 20, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datrek Miller International, Inc.

Dated: July 20, 2005	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

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Exhibit Index

Exhibit No.	Exhibit Description

4.1	8% Subordinated Convertible Debenture, dated July 18, 2005, issued by the Company in the name of Stanford.

4.2	Warrants, dated July 18, 2005, to purchase 600,000 shares of common stock of the Company issued in the name of Stanford.

10.1	Securities Purchase Agreement, dated as of July 18, 2005, between the Company and Stanford.

10.2	Registration Rights Agreement, dated as of July 18, 2005, between the Company and Stanford.

10.3	Warrant Assignment Agreement, dated as of July 18, 2005, among Stanford, Daniel T. Bogar, Ronald M. Stein, William M. Fusselmann and Osvaldo Pi.

99.1	Press Release of the Company issued July 20, 2005.

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